Schedule A: Acquiring Funds
Amended: January 5, 2026

Registrant: EA Series Trust (f/k/a Alpha Architect ETF Trust)
Series:
Gadsden Dynamic Multi-Asset ETF (GDMA)
Warren Street Global Equity ETF (WSGE)